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                                              THE PEP BOYS - MANNY, MOE & JACK AND SUBSIDIARIES                      Exhibit 11
                                                   COMPUTATION OF NET EARNINGS PER SHARE
                                                   (in thousands, except per share data)
                                                               (UNAUDITED)

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                                                                Thirteen weeks ended                Twenty-six weeks ended
                                                        ----------------------------------    ----------------------------------
                                                         August 4, 2001     July 29, 2000      August 4, 2001      July 29, 2000
                                                        ---------------     -------------      --------------      -------------
(a)  Net earnings before extraordinary item...........         $12,285            $ 3,409            $21,393             $ 7,816


     Adjustment for interest on zero coupon convertible
       subordinated notes, net of income tax effect...               -                  -                  -                   -
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(b)  Adjusted net earnings before extraordinary item           $12,285            $ 3,409            $21,393             $ 7,816
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(c)  Average number of common shares outstanding
       during the period..............................          51,344             51,055             51,305              51,026


     Common shares assumed issued upon conversion of
       zero coupon convertible subordinated notes.....               -                  -                  -                   -

     Common shares assumed issued upon exercise
       of dilutive stock options, net of assumed
       repurchase, at the average market price........             689                 20                344                  12
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(d)  Average number of common shares assumed
       outstanding during the period..................          52,033             51,075             51,649              51,038
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Basic Earnings per Share:
     Before Extraordinary item (a/c)..................         $   .24            $   .07            $   .42             $   .15
     Extraordinary item...............................               -                .02                  -                 .06
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Basic Earnings per Share                                       $   .24            $   .09            $   .42             $   .21
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Diluted Earnings per Share:
     Before Extraordinary item (b/d)..................         $   .24            $   .07            $   .42             $   .15
     Extraordinary item...............................               -                .02                  -                 .06
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Diluted Earnings per Share                                     $   .24            $   .09            $   .42             $   .21
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